EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement On Form S-8 of our report dated January 12, 2004 relating to the consolidated financial statements and financial statement schedule of General DataComm Industries, Inc. which appears in General DataComm Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 2002.


/s/ PricewaterhouseCoopers LLP

Hartford, CT
April 7, 2005

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